Exhibit 10.27

HM
6/2000

MINING LEASE
M-113117

WHEREAS, on the 2nd day of September, 2011, Texas Rare Earth Resources Inc. properly made application for the right to prospect the following described land:

SW/4, S/2 of NW/4, SW/4 of NE/4, W/2 of SE/4, SW/4 of NE/4 of SE/4 and W/2 of SE/4 of S E/4 of Section 7, Block 71, T-7, T&P Ry. Co.; NW/4, NW/4 of NE/4, NW/4 of NE/4 of NE/4, N/2 of SW/4 of NE/4, and SW/4 of SW/4 of NE/4 of Section 18, Block 71, T-7, T&P Ry. Co.; and S/2 of NE/4 of NE/4, E/2 of SW/4 of NE/4, SE/4 of NE/4, W/2 of SE/4, NE/4 of SE/4 of SE/4, and SE/4 of SE/4 of SE/4 of Section 12, Block 72, T-7, T&P Ry. Co., containing 860 acres, more or less, in Hudspeth County, Texas, (hereinafter referred to as the “leased premises”)

WHEREAS, on the 2nd day of September, 2011, Texas Rare Earth Resources Inc. properly made application for an immediate Mining Lease covering the leased premises in accordance with Chapter 53, Subchapter B, of the Texas Natural Resources Code, the following tract(s) of land in the State of Texas:

NOW, THEREFORE, in accordance with Chapter 53, Subchapter B, of the Texas Natural Resources Code, this Mining Lease is made and entered into this 2nd day of September, 2011, hereinafter the “effective Date”, between the State of Texas (hereinafter referred to as “LESSOR”, “State of Texas” or “State”), acting by and through the COMMISSIONER of the General Land Office of the State of Texas, (hereinafter referred to as “COMMISSIONER”) and Texas Rare Earth Resources Inc. of 304 Inverness Way South, Suite 365, Englewood, Colorado 80112 (hereinafter referred to as “LESSEE”). LESSEE, as used herein, shall also include any successor, assignee, devisee, legal representative or heir who acquires any right or obligation initially held by this named LESSEE under this lease.

1. GRANTING CLAUSE: For and in consideration of the amounts stated below and of the covenants and agreements of this lease hereby agreed to be paid, kept and performed by LESSEE, the State of Texas hereby grants, leases and lets unto LESSEE the leased premises, for the sole and only purpose of prospecting for, exploring for, producing, developing, mining (by drilling, boring, open pit, underground mining, strip mining, solution mining, or any other method permitted herein), extracting, milling, removing, and marketing the following: beryllium, uranium, rare earth elements, all other base and precious metals, industrial minerals and construction materials of all kinds and all other minerals excluding oil, gas, coal, lignite, sulphur salt and potash, hereinafter referred to as the “named material”, and the rocks, minerals and mineral substances that are contained in or are necessarily and actually produced in conjunction with or incidental to the named material (the named material and the other rocks, minerals and mineral substances granted herein are hereinafter collectively referred to as the “leased minerals”), and no other material or mineral.

Additionally, there is hereby excepted and reserved to LESSOR the full use of the property covered hereby and all rights with respect to the surface and subsurface thereof for any and all purposes except those granted and to the extent herein granted to the LESSEE, together with the rights of ingress and egress and use of said lands by LESSOR and its mineral lessees, for purposes of exploring for and producing the minerals which are not covered by the terms of this lease, but which may be located within the surface boundaries of the leased area. All of the rights in and to the leased premises retained by LESSOR and all of the rights in and to the leased premises granted to LESSEE shall be exercised in such a manner that neither shall unduly interfere with the operations of the other.

The total bonus to be paid to the State of Texas as consideration paid for this lease is One Hundred Forty-two Thousand Five Hundred Eighteen and 30/100 Dollars ($142,518.00), which represents a bonus of One Hundred Sixty-five and 72/100 Dollars ($165.72) per acre, on 860 net acres. The total bonus shall be paid in the following manner: (a) upon delivery to LESSEE of the lease, LESSEE shall pay the State Forty-four Thousand Seven Hundred Eighteen 30/100 Dollars ($44,718.30) and (b) upon LESSEE’s submittal to LESSOR of a supplemental plan of operations to conduct mining, LESSEE shall pay the State Ninety-seven Thousand Eight Hundred and No/100 Dollars ($97,800.00). LESSEE acknowledges that these bonus payments are in addition to the Delay Rental payments set out in Section 3 of this lease.

2. TERM: Subject to the other provisions in this lease, this lease shall be for a term of nineteen (19) years from this date (hereinafter called “primary term”), and as long thereafter as the named material shall be produced in paying quantities from the land hereby leased. As used in this lease, the term “produced in paying quantities” shall be defined to mean that the receipts from the sale of the named material and the market value (as defined in this lease) of any named material used by LESSEE in a manner authorized by the COMMISSIONER (excluding those amounts allocable to the State’s royalties provided for in this lease and including those amounts attributable to the working interest as of the date of this lease) exceed out of pocket operational expenses for the twelve months past. Out of pocket operational expenses, as used in this lease, shall be defined as those costs directly associated with the current costs of operations. Specifically, this definition shall not include the costs of capital improvements to leased premises and fixtures affixed thereto, and it shall not include non-cash items, such as depreciation expenses and depletion allowances. If after the expiration of the 20 year term this lease is not producing in paying quantities as defined above, then a rebuttable presumption shall arise that this lease has terminated for failure to so produce.

3. DELAY RENTAL: If production in paying quantities of the named material has not been obtained on or before one (1) year after the date of this lease, then this lease shall terminate unless LESSEE, on or before that date, pays in the manner prescribed in Section 27 of this lease the following sum:

Per Acre Amount	Total Amount
$ 50.00	$ 44,718.30

In a like manner and upon payment of the amounts set out below on or before the corresponding anniversary dates of this lease, LESSEE may defer the commencement of said production for successive periods of one(!) year each during the primary term hereof:

	Per Acre Amount	Total Amount
Anniversary Date 2013 - 2014	$50.00	$44,718.30
Anniversary Date 2015 - 2019	$75.00	$67,077.45
Anniversary Date 2020 - 2024	$150.00	$134,154.90
Anniversary Date 2025 - 2029	$200.00	$178,873.20

Payments under this section shall act as a rental and shall cover the privilege of deferring commencement of production in paying quantities of the named material for one(!) year from the corresponding anniversary date.

4. MINIMUM ADVANCE ROYALTY: Immediately upon the sale of the leased minerals, if such sale occurs on the lease premises, or the removal of the leased minerals in commercial quantities from the leased premises, LESSEE shall pay in the same manner prescribed in Section 28 of this lease a sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) as minimum advance royalty. This Section 4 shall not apply to the production of waste materials as defined in Section 14(g). The payment of the initial minimum advance royalty shall be considered timely if it is received by the COMMISSIONER, at Austin, on or before seven (7) days after the date of the initial commencement of production. Thereafter, this royalty is to be so paid and received on or before the anniversary date of this lease, in advance, for each lease year (as determined by the anniversary date of this lease) in which the leased minerals are produced from the leased premises. It is understood and agreed that this minimum advance royalty is due and payable for every year that the leased minerals are produced from the leased premises, regardless of the amount of actual production.

Should LESSEE cease production and later re-commence production, then payment of a minimum advance royalty shall be due and payable immediately upon re-commencement of production in the same manner as if LESSEE were initially commencing production. However, should LESSEE so re-commence production within the same lease year for which a minimum advance royalty has already been properly paid to the COMMISSIONER, then a payment shall not be due upon the re-commencement but shall be due and payable thereafter by LESSEE in the manner described above on or before the anniversary date of this lease, in advance, for each lease year in which the leased minerals are produced from the leased premises.

If applicable, a minimum advance royalty paid will be credited against the first royalty due as hereinafter provided for the leased minerals actually produced from the leased premises during the lease year for which such minimum advance royalty was paid.

5. PLAN OF OPERATIONS: Before LESSEE commences any activities associated with mineral exploration or development that require substantially disturbing or destroying the surface or subsurface of the leased premises, LESSEE agrees to submit to and obtain approval from the COMMISSIONER and, upon request, submit to any surface lessee of the leased premises, for said lessee’s information, a plan of operations in compliance with all current and future General Land Office administrative rules relating to the procedure for filing. obtaining approval and complying with of any such plan of operations. LESSEE also agrees to so submit amended and supplemental plans of operations as required by said rules. The General Land Office reserves the right to require LESSEE to furnish a bond as a condition to approval of a plan of operations. The current and future General Land Office administrative rules relating to plans of operations and conduct of exploration and mining operations shall determine when and how LESSEE may commence and conduct any activities on, in, or under the leased premises.

LESSEE is expressly placed on notice of the National Historical Preservation Act of 1966, (PB-89-66, 80 Statute 915; 16 U.S.C.A. §470) and the Antiquities Code of Texas, Chapter 191, Tex. Nat. Res. Code Ann. (Vernon 1996 Supp.). Before breaking ground at a project location, lessee shall notify the Texas Historical Commission, P.O. Box 12276, Austin, Texas 78711. An archaeological survey might be required by the commission before construction of the project can commence. Further, .in the event that any site, object, location, artifact or other feature of archaeological, scientific, educational, cultural or historic interest is encountered during the activities authorized by this lease, lessee will immediately notify LESSOR and the Texas Historical Commission so that adequate measures may be undertaken to protect or recover such discoveries or findings, as appropriate.

6. EXPLORATION: It is understood and agreed that LESSEE owes LESSOR a duty to take all steps a reasonably prudent operator would take to explore the leased premises for the named material and to delineate the reserves thereof.

7. DUTY TO MAKE MARKETABLE, PROCESS, ETC: (a) If the leased minerals are capable of being economically produced by the LESSEE in commercial quantities, it is understood and agreed that LESSEE owes LESSOR a duty to take all steps necessary to put the leased minerals into a marketable condition. This may include crushing, separating, concentrating, processing or other forms of preparing the leased minerals for sale. It is understood and agreed that LESSEE has the duty to undertake and/or arrange to have undertaken all operations a reasonably prudent operator would undertake in order to produce, process, and make marketable the most valuable component or components of the leased minerals. No cost incurred in meeting these duties is deductible in the computation of the royalty due under this lease except where expressly allowed in this lease. Should LESSEE not put the leased minerals into a marketable condition as required herein, royalty due under this lease will nevertheless be calculated upon the market value, as defined herein, of the leased minerals in a marketable condition. Should LESSEE not put the leased minerals into their most valuable component or components as required herein, royalty due under this lease will nevertheless be calculated upon the market value, as defined herein, of this most valuable component or components in a marketable condition. Neither the bonus, rentals, nor royalties paid or to be paid hereunder shall relieve LESSEE from any of the obligations herein expressed. The point at which these said duties have or could have been complied with shall define “the mine” as that phrase is used in this lease for the purposes of royalty calculation.

(b) Should LESSEE, in performance of those duties required in Section 7(a) of this lease, transport the leased minerals to a location away from the leased premises, LESSEE may deduct, for the purposes of royalty calculation, the transportation cost, as defined by Generally Accepted Accounting Principles, incurred in and directly allocable to that transportation of the leased minerals from the leased premises, and no other costs, as follows:

If LESSEE actually incurs this transportation cost pursuant to a bona fide transaction entered into at arm’s length with a non-affiliated party (as defined in Section 8(a) of this lease) of adverse economic interests, then this transportation cost, if reasonable, may be deducted for the purposes of royalty calculation. If this transportation cost is incurred pursuant to other than the above-described transaction, including by means of LESSEE-owned facilities, then this deduction shall be determined by the reasonable costs that (I) are actually incurred by the party or parties (whether that party is LESSEE and/or some other party) that actually performs the transportation service (hereinafter referred to in this subsection (b) as the “transporter”) and (2) are directly allocable to this transportation of the leased minerals. Therefore, the deduction allowed in this second type of transaction (i.e. non arm’s length, etc.) shall not include any profit margin, commission or any other similar charge that is charged by any transporter for the performance of this transportation service. In no event shall any transportation deduction discussed in this subsection (b) include any transportation cost incurred for transportation within the leased premises. In no event shall any deduction discussed in this subsection (b) be greater than the State or Federal tariff, whichever was legally applicable, that was in effect at the time the leased minerals were transported and that was for comparable movement of minerals. The deduction discussed in this subsection (b) is subject at any time to the COMMISSIONER’s review and audit. LESSEE must be able to document these deductions to the COMMISSIONER’s satisfaction, should the COMMISSIONER at any time request such verification, in order to properly deduct these costs.

(c) LESSEE shall also have the duty to diligently market the leased minerals that are produced, processed and made marketable as required above. (See Section 8(a) for an explanation of the allowed deductions for the costs incurred in meeting this duty for royalty calculation purposes.)

8. PRODUCTION ROYALTY: As a production royalty LESSEE agrees to pay in the manner prescribed in Section 27 of this lease a sum equal to Eight percent (8%) of the Market Value (as defined below) of the uranium and other fissionable minerals, and Six and 25/100 percent (6.25%) of the Market Value (as defined below) of all other leased minerals at “the mine” (as defined in Section 7(a)) produced from the leased premises. (For the treatment of waste material, see Section 13.) Notwithstanding anything contained herein, it is expressly provided in accordance with Texas Natural Resources Code, §53.018 that if production is obtained, the state shall receive not less than one-sixteenth (6.25%) of the value of the leased minerals produced from the leased premises.

(a) Market Value Definition and Procedure. Market value, as that phrase is used in this lease, shall be defined to mean the higher of, at the option of the COMMISSIONER: (1) gross proceeds received by LESSEE (e.g., the gross price paid or offered LESSEE) from the sale of the leased minerals and including any reimbursements for severance taxes and production related costs, or (2) highest price for materials or minerals (a) produced from the leased premises or from other mines and (b) that are comparable in quality to the produced leased minerals. Price shall be determined by any generally accepted method of pricing chosen by the COMMISSIONER, including, but not limited to, comparable sales (e.g. prices paid or offered), published prices plus premium, and values/costs reported to a regulatory agency. Provided, however, that in no event shall the royalty due the State be less than the minimum royalty amounts set out in this lease.

For purposes of computing and paying royalties under this lease, the market value shall be presumed to be the gross proceeds received by LESSEE pursuant to a bona fide transaction entered into at arms length with a non-affiliated party, as defined hereafter, of adverse economic interests. An affiliated party is defined for the purposes of this lease as a subsidiary, or parent of LESSEE or other entity in which LESSEE or an owner of LESSEE has a financial interest by stock ownership or otherwise of ten percent or more or one related to LESSEE or an owner of LESSEE by blood, marriage or common business enterprise. A non-affiliated party is defined, for the purposes of this lease, as one without any of the above described characteristics of an affiliated party. This presumption may be overcome and additional royalties may be assessed under Section 8(a)(2) of this lease when a different price is established by any of the methods set out in that section.

Should LESSEE incur post-“mine” costs, i.e. costs other than those incurred as a result of the LESSEE’s performance of those duties required in Section 7(a) of this lease, then, at the option of the COMMISSIONER, the market value of the leased minerals at “the mine” shall be determined by the market value of the leased minerals, as defined above, after some or all of these post-“mine” costs have been incurred, less these post-“mine” costs, as defined by this lease and Generally Accepted Accounting Principles, actually incurred in and directly allocable to out of pocket costs, charges and expenses incurred by LESSOR in: (I) transporting run of the mine ore from the portal, pit opening or shaft collar to the mill or other place where beneficiation, concentration or refining takes place; (2) concentrating, including the cost of milling, floatation, thickening, regrinding, and filtering; (3) roasting; (4) loading and shipping; and (5) handling tailings and mine waste, (such activities are hereinafter referred to in this paragraph as “marketing”), and no other costs, as follows: If these marketing costs are actually incurred by LESSEE pursuant to a bona fide transaction entered into at arms length with a non-affiliated party (as defined in Section 8(a) of this lease) of adverse economic interests, then these actual marketing costs, if reasonable, may be deducted for the purposes of royalty calculation. If these marketing costs are incurred pursuant to other than the above described transaction, including by means of LESSEE-owned facilities, then this marketing deduction shall be determined by the reasonable costs that (I) are actually incurred by the party or parties (whether that party is LESSEE and/or some other party) that actually perform the post-“mine” marketing services (hereinafter referred to in this paragraph as the “marketer”) and (2) are directly allocable to this marketing of the leased minerals. Therefore, the deduction allowed in this second type of transaction (i.e. non arm’s length, etc.) shall not include any profit margin, commission or any other similar charge that is charged by any marketer for the performance of these marketing services. In no event shall any deduction discussed in this paragraph be greater than the lowest charge available for comparable services or products from an unaffiliated party (defined in Section 8(a) of this lease) with economic interests adverse to those of LESSEE. In no event shall any transportation deduction discussed in this paragraph include any transportation cost incurred for transportation within the “the mine”. A deduction for the costs of post-“mine” transportation shall not exceed the State or Federal tariff, whichever was legally applicable, that was in effect at the time the leased minerals were transported and that was for comparable movement of minerals. All deductions discussed in this paragraph are subject at any time to the COMMISSIONER’s review and audit. LESSEE must be able to document these deductions to the COMMISSIONER’s satisfaction, should the COMMISSIONER at any time request such verification, in order to properly deduct these costs.

(b) Gross Proceeds Definition and Procedure. For the purpose of determining gross proceeds, the following will apply: When a LESSEE sells or otherwise transfers the leased minerals to a purchaser or transferee by other than a bona fide transaction entered into at arm’s length with a non-affiliated party of adverse economic interests, the COMMISSIONER, at his option, may choose to use (1) such purchaser’s or transferee’s gross proceeds received from its sale of the leased minerals or (2) the total financial benefit accruing to the LESSEE and the purchaser or transferee for the purposes of royalty calculation instead of the LESSEE’s gross proceeds received from the sale or transfer to said purchaser or transferee. LESSEE agrees to obtain and provide the COMMISSIONER all information requested by the COMMISSIONER for the purposes of determining the affiliation or relationship of LESSEE and a purchaser or transferee of the leased minerals. As in the case of royalty calculation based on the LESSEE’s gross proceeds, no costs incurred as required under this lease are deductible for the purposes of calculating the royalty due under this lease except where expressly allowed in this lease. Upon satisfactory evidence provided to the COMMISSIONER and subject to the COMMISSIONER’s discretion, the purchaser’s or transferee’s gross proceeds or the total of the financial benefit accruing to LESSEE and the purchaser or transferee will not be used for royalty calculation purposes if LESSEE demonstrates that during the relevant time period either: (I) the purchaser or transferee was legitimately in the business of purchasing and processing or marketing the leased minerals at issue from parties other than those with which it is affiliated, as defined above, and that its transaction with the LESSEE was an arms length transaction or (2) the transaction at issue contained terms equivalent to those of comparable transactions between non-affiliated parties. In the event LESSEE sells or transfers title to a material and/or mineral covered by this lease and retains a financial interest or benefit to be returned at some later date, the Commissioner may elect to calculate royalty due upon the total value eventually returned to LESSEE.

(c) Minimum Royally. Provided, however, in no event shall the royalty due under this lease be less than One Dollar ($1.00) per pound of the U3O8 (yellow cake) and Forty Cents ($0.40) per pound of the BeO (beryllium oxide), contained in the ore produced from leased premises.

(d) In Kind Royalty. Notwithstanding anything contained herein to the contrary, COMMISSIONER may at the COMMISSIONER’s option, upon not less than 60 days notice to LESSEE, require at any time or from time to time that payment of all or any portion of the royalties accruing to the State under this lease be made in kind (i.e. Six and 25/100 percent (6.25%) of the gross production of the leased minerals) at “the mine” without any deduction (including, but not limited to, deduction for the cost of producing, separating, treating, concentrating, processing, or storing said leased minerals or otherwise meeting the duties set out in Section 7 of this lease). Any leased minerals taken in kind shall be loaded at LESSEE’s expense upon the transportation provided by LESSOR at “the mine”. The COMMISSIONER may, at the COMMISSIONER’s option, so require such in kind payment to be so made at a point prior to “the mine”. In kind payments of the leased minerals made ready for in kind delivery during a given calendar month shall be made on or before, at the COMMISSIONER’s discretion, the last day of the following calendar month.

(e) Payments and Reports. Unless the COMMISSIONER elects to take the royalties stipulated in this lease in kind, all royalties not taken in kind are to be received by the COMMISSIONER, at Austin, on or before the last day of each calendar month for the leased minerals produced during the preceding calendar month. For the purposes of the prior sentence only, “produced” shall be defined in the applicable administrative rule effective when the leased minerals on which royalty is owed were physically extracted from the leased premises. The royalty payment shall be accompanied by an affidavit of the LESSEE or his authorized representative completed in the following form and manner: The report shall be based on LESSEE’s samples, assays, analyses, measurements and records and shall set forth, using the appropriate measurements, the type and exact amount of all materials and/or minerals produced from the leased premises during the preceding calendar month and the amount of royalty being submitted. If any materials and/or minerals produced from the leased premises have been sold during the preceding calendar month, then the report shall also set out the type and exact amount of each material and/or mineral sold during the preceding calendar month, the gross amount received for and the market value of the same (including the method and figures used to calculate this value as shown by any relevant documents, records, reports or schedules), and to whom sales were made. If these sales were made to an affiliated or related party, the report shall set out the details of such affiliation or relationship. In addition, the report shall be accompanied by production records, ore records, sales receipts, invoices, weight receipts, records of mill, mint, refinery or smelter settlements, and other pertinent returns or documents which shall substantiate the selling price of the materials and/or minerals and the compliance of LESSEE with the royalty or other provisions of this lease and any other report, record, or document the COMMISSIONER may require to verify such compliance. If any materials and/or minerals produced from the leased premises have been used by LESSEE during the preceding calendar month, then the report must also indicate the type and exact amount of each material and/or mineral so used and the method and figures used by LESSEE to calculate the value of each material and/or mineral so used as shown by any relevant documents, records, reports or schedules. Each royalty payment shall be accompanied by a check stub, schedule, summary or other remittance advice showing, by the assigned General Land Office lease number, the amount of royalty being paid on each lease. Even if royalty payments are not due or are taken in kind, an affidavit of the LESSEE or his authorized representative, completed in the same form and manner as described in this paragraph, shall be filed with the General Land Office on or before the last day of each calendar month.

(f) Penalty and Interest. Delinquent royalty payments and reports shall accrue penalty and/or interest as determined by Texas Natural Resources Code §53.024 or its successor and any applicable administrative rule in effect at the time the royalty payments or reports were due. As of the date of this lease, the following are the current key penalty and interest provisions under which this lease shall operate: If LESSEE pays royalty on or before thirty (30) days after the royalty payment was due, then LESSEE owes a penalty of 5% on the royalty due, or $25.00, whichever is greater. A royalty payment which is over thirty (30) days delinquent shall accrue a penalty of 10% of the royalty due or $25.00 whichever is greater. In addition to a penalty, royalties shall accrue interest at a rate of 12% per year; such interest will begin to accrue 60 days after the due date. Documents which are required under this lease or by law and not filed when due shall incur a penalty in an amount set by the General Land Office administrative rules. The LESSEE shall bear all responsibility for paying royalties or causing such royalties to be paid in the manner prescribed in this lease. Payment of the delinquency penalty shall in no way operate to prohibit the State’s right of forfeiture as provided by law and by this lease nor act to postpone the date on which royalties were originally due. The above penalty provisions shall not apply in cases of title dispute as to the State’s portion of the royalty or to that portion of the royalty in dispute as to fair market value.

9. SHUT-IN ROYALTY: If at the expiration of the primary term or at any time thereafter: (I) the leased premises is capable of producing the named minerals in paying quantities, and (2) this lease is not otherwise being maintained in force and effect, then LESSEE may, at LESSEE’s option, pay as a shut-in royalty, in the same manner prescribed in Section 28 of this lease, an amount equal to Five Hundred Thousand and No/100 Dollars ($ 500,000.00). To be effective, any shut-in royalty must be received by LESSOR on or before: (I) the expiration of the primary term, or p) not more than sixty days after LESSEE ceases to produce the named minerals in paying quantities from the leased premises, or (3) not more than sixty days after LESSEE completes a mining or rehabilitation operation on the leased premises in accordance with an approved plan of operations, whichever date is latest and must be in the full amount set out above and this lease must have theretofore been maintained in force and effect. The shut-in royalty payment shall be accompanied by (I) a statement by LESSEE describing the circumstances requiring the use of this shut-In provision and (2) an affidavit by LESSE that the mine is shut-in and not producing in paying quantities.

If the shut-in royalty is properly paid and received, this lease shall be considered to be a producing lease and the shut-in payment shall hold this lease in force and effect for a period of one year from the end of the primary term or from the first day of the month following the month in which production in paying quantities ceased or in which said mining or rehabilitation operations were completed, whichever date is later. After that one year period, if the above listed conditions still exist, LESSEE may, at LESSEE’s option, continue to hold this lease in force and effect by shut-in royalty payments for additional and successive periods of one year each if the LESSOR receives the same shut-in royalty amount set out above each year on or before the expiration of the previously held one year period. If the due date of a shut-in royalty payment should fall on a Saturday, Sunday or a legal state or federal holiday, the due date shall be extended to the next calendar day which is not a Saturday, Sunday, or such a holiday. It is provided, however, that shut-in royalty cannot serve to hold this lease in force and effect for more than five years from the date this lease is initially shut-in (i.e. from the first date of the first shut-in period of this lease). LESSEE may proportionately reduce any shut-in payment that if made will hold this lease in effect for less than a full year because of this five (5) year maximum.

None of these provisions shall relieve LESSEE of the obligation of reasonable development. Neither receipt nor retention by the LESSOR of an improperly paid shut-in payment shall operate as a ratification or a re-grant of the interest covered by this lease if this lease terminated because of improper payment, nor shall such receipt or retention estop LESSOR from asserting the termination of this lease. Minimum advance royalty that has been paid shall not be credited against a shut-in payment Lessee chooses to make. Shut-in royalty payment shall not be credited against any production royalty due as provided in this lease for the leased minerals actually produced during any shut-in period or thereafter.

10. MEASURING, ASSAYING AND ANALYZING: LESSEE shall install and use scales, meters, or any other measuring device reasonably necessary to accurately measure the produced leased minerals, prior to said leased minerals being moved from the leased premises. It is understood and agreed that the COMMISSIONER may, with reasonable notice, require the LESSEE, at any time and at the LESSEE’s expense, to assay and/or analyze the produced leased minerals in a manner consistent with standard techniques of the industry to determine its material or mineral content and/or its quality.

11. INSPECTIONS: The books, accounts, weights, wage contracts and records, correspondence, records, contracts and other documents relating to the production, transportation, assaying, analyzing, processing, recovery, use, sale, and marketing of the leased minerals shall at all times be subject to inspection and examination by the COMMISSIONER, or the COMMISSIONER’S authorized representative, and copies of such records shall be forwarded to the COMMISSIONER at Austin, Texas upon request.

LESSEE’s mining, milling, and processing operations shall be subject at any time to inspection by the COMMISSIONER or the COMMISSIONER’S authorized representative. This inspection right shall include, but shall not be limited to, the following: the COMMISSIONER or the COMMISSIONER’S authorized representative is authorized (1) to check scales, sampling and assaying procedures as to their accuracy, (2) to have full access to any of the entries, shafts, pits, stopes or workings on the leased premises and to any of LESSEE’s other mining, milling and processing operations, and (3) to examine, inspect, survey and take measurements of same and to examine all books and weight sheets, records and any other documents that relate to these operations or that may show in any way the material or mineral output of the leased premises or any other aspect of compliance with the covenants or conditions of this lease, whether express or implied. Copies of any records or other documents pertaining to these operations shall be furnished to the COMMISSIONER upon written request. LESSEE shall cooperate in such manner as shall be reasonably necessary for said inspection, survey, or examination. All inspections, examinations, and the like provided for herein may be performed at any time and without any requirement of prior notice.

12. LIEN: By acceptance of this lease, LESSEE grants the State, in addition to any applicable statutory lien, an express contractual lien on and security interest in all leased minerals in and extracted from the leased premises, all proceeds which may accrue to LESSEE from the sale of such leased minerals, whether such proceeds are held by LESSEE or by a third party, and all fixtures on and improvements to the leased premises used in connection with the production or processing of such leased minerals in order to secure the payment of all royalties or other amounts due or to become due under this lease and to secure payment of any damages or loss that LESSOR may suffer by reason of LESSEE’s breach of any covenant or condition of this lease, whether express or implied. This lien and security interest may be foreclosed with or without court proceedings in the manner provided in Title I, Chapter 9 of the Texas Business and Commerce Code.

LESSEE agrees that the COMMISSIONER may require LESSEE to execute and record such instruments as may be reasonably necessary to acknowledge, attach or perfect this lien. LESSEE hereby represents that there are no prior or superior liens arising from and relating to LESSEE’s activities upon the above-described property or from LESSEE’s acquisition of this lease. Should the COMMISSIONER at any time determine that this representation is not true, then the COMMISSIONER may declare this lease forfeited as provided in Section 18 of this lease.

13. REQUIRED FILINGS: A log, sample analysis, or other information obtained from each test drilled or area sampled on the area covered by this lease shall be filed with the General Land Office upon request. Within ninety (90) days after any sampling, drilling, mining or other evaluation program shall have been completed or abandoned, LESSEE shall file in the General Land Office an evaluation map or plat showing all geological formations penetrated, the depth, thickness, grade, and mineral character of all ore bodies, the water bearing strata, the elevation and location of all test holes, and other pertinent information. The correctness of such map or plat shall be sworn to by LESSEE or his representative. Further, LESSEE must furnish annually on the anniversary date of this lease a map or plat showing all activities and workings conducted on or in association with this lease. The filings discussed in this section shall be required notwithstanding the fact that this lease may have subsequently terminated, been forfeited or been released.

14. DEVELOPMENT: If the leased minerals are capable of being economically produced by the LESSEE in commercial quantities, LESSEE agrees to diligently develop the leased premises into a viable mine and to mine the leased minerals in such a manner as is consistent with good mining practice including, but not limited to, in a manner consistent with General Land Office and Railroad Commission rules anil regulations. Neither bonus, rentals nor royalties paid or to be paid hereunder shall relieve the LESSEE from any of the obligations herein expressed. Such methods of mining must be used as will insure the extraction of the greatest possible amounts of the leased minerals consistent with prevailing good mining practice. Specific examples of compliance with the above include, but are not limited to:

(a)	LESSEE agrees to slope the sides of all surface pits, excavations and subsidence areas in a manner consistent with good mining practices. Such sloping is to become a norn1al part of the operation;

(b)	Whenever practicable, all surface pits, excavations and subsidence areas shall not be allowed to become a hazard to persons, wildlife or livestock;

(c)	LESSEE agrees to mine the leased minerals in such a manner as to leave as much level surface as is reasonable and consistent with prevailing good mining practices; All development shall be done in such a manner as to prevent the pollution of water.

(d)	In underground workings, all shafts, inclines, and drifts must be adequately supported and all parts of workings, where minerals commercially minable are not exhausted, shall be kept free from water and waste materials to the extent reasonably possible;

(e)	Underground workings are to be protected against fire, floods, creeps and squeezes. If such events do occur, they shall be checked by LESSEE to the extent and in a manner which is in keeping with good methods of mining;

(f)	If relevant, LESSEE shall take all steps a reasonably prudent operator would take to adequately protect the leased minerals from drainage by operations on other lands or this lease shall be subject to forfeiture by the COMMISSIONER; and

(g)	As governed by the duties and standards set out in Section 7 of this lease, all leased minerals produced by LESSEE from the leased premises that cannot be so marketed (herein called “waste materials”) will be used to fill the pits, shafts and excavations on the leased premises and no royalty shall be due thereon at that time. No other use of these waste materials or any leased mineral is allowed unless the LESSEE obtains the COMMISSIONER’s prior written consent to such other use. However, should another use of the leased minerals be permitted, royalty shall be due for these used leased minerals in accordance with Sections 7 and 8 of this lease and, should another use of the waste materials be permitted, the waste material royalty exception of this subsection shall not apply and royalty shall be due for these used waste materials in accordance with sections 7 and 8 of this lease. The LESSEE’s duty regarding the leased minerals as set out in Section 7 of this lease is a continuing duty. Should changing technology or market conditions render any component of former waste materials marketable, then LESSEE shall (1) process, make marketable and market those former waste materials as set out in Section 7 of this lease and (2) pay royalty thereon in accordance with Sections 7 and 8 of this lease. The state reserves the title to all minerals contained in these waste materials both during the term of this lease, subject to LESSEE’s duty set out above, and upon the expiration, surrender, or termination of this lease.

Nothing in this section shall be construed to give LESSEE the right to sell or otherwise dispose of minerals or substances other than those covered hereby.

In the event LESSEE, in the interest of economy or efficiency of mining operations or for other valid reasons, intends to conduct mining operations on or within the leased premises in conjunction with mining operations on or within any other land (whether state or privately owned), for example by commingling production, then prior thereto LESSEE must obtain the COMMISSIONER’s approval of such plan of operations, which shall not unreasonably be withheld.

15. RECLAMATION: By the end of the term of this lease, LESSEE shall grade the leased premises so that the grade of the leased premises shall approximate the grade of the surrounding topography. Upon completion of the required grading, the surface shall be reseeded with a seed mixture approved by the COMMISSIONER. Should this obligation not be met by the end of the term of this lease, it shall nevertheless survive and continue beyond the term of this lease and shall be an obligation owed to the state. This obligation is owed by LESSEE in addition to any other obligation imposed upon LESSEE by this lease, including, but not limited to, the requirements of Section 6 hereof and LESSEE’s plan of operations.

16. TRANSFERS (E.G. ASSIGNMENTS): After obtaining written approval by the COMMISSIONER, which shall not unreasonably be withheld, this lease may be transferred at any time. All transfers must reference the lease by the file number and must be recorded in any county in which any portion of the leased premises is located, and each such recorded transfer or a certified copy of each such recorded transfer shall be filed in the General Land Office within ninety (90) days after the execution of the transfer, as provided by Texas Natural Resources Code §52.026, accompanied by the appropriate filing fee. A transfer is not effective until these required documents are properly filed in the General Land Office. Failure to properly file these required documents in the General Land Office shall subject this lease to forfeiture. The filing fee due under this section shall be determined by the applicable statute and/or administrative rule. in effect at the time the transfer is filed in the General Land Office.

Upon any assignment of this lease, in whole or in part, the assignee will succeed to all rights and be subject to all liabilities, claims, obligations, penalties, and the like, theretofore incurred by the assignor, including any liabilities to the State for unpaid royalties. However, such assignment will not have the effect of releasing the assignor from any liability, claim, obligation, penalty, or the like, theretofore accrued in favor of the State. In addition, upon any assignment of this lease, the assignee assumes, for the benefit of the State, the obligation to fulfill all provisions and covenants of this lease, both expressed and implied. Assignee, as used in this section, shall also include any successor, devisee, legal representative or heir of an assignee who acquires any right or obligation initially held by that assignee under this lease.

Upon assignment of any divided part of this lease, whether divided by acreage, zone, horizon, vein, mineral or other similar method, said assigned interest shall become segregated from the remaining portion of this lease so that from the date of such assignment or assignments, the provisions hereof shall extend and be applicable severally and separately to each segregated portion of the land covered hereby and so assigned, so that performance or lack of performance of the provisions hereof as to any segregated portion of this lease shall not benefit or prejudice any other segregated portion, to the same extent as if each segregated portion of the lands covered hereby are under separate leases. It is understood and agreed that the effect of such an assignment is to create two separate leases, both of which must comply with their lease terms in order to keep their leases in force.

In the case of ownership or assignment of any undivided interest in this lease, no covenant or condition thereof, implied or expressed, is divisible. Anything less than complete compliance with said covenants or conditions shall render this lease subject to forfeiture and/or termination as provided by the lease’s provisions.

17. RELEASES: The LESSEE may release all or any portion of this lease to the State at any time. To release this lease, LESSEE must record the relevant instrument or instruments evidencing such release in each county where the leased premises are located and mail a certified copy of each such recorded release to the General Land Office, accompanied by the appropriate filing fee. Any release will not have the effect of releasing LESSEE from any liability, claim, obligation, penalty, or the like, theretofore accrued in favor of the State nor will it have the effect of reducing any amount due under this lease. A release is not effective until the required certified copies of that release are filed in the General Land Office. Failure to file the required certified copies of a release in the General Land Office shall subject this lease to forfeiture. The filing fee due under this section shall be determined by the applicable statute and/or administrative rule in effect at the time the release is filed with the General Land Office.

18. AUTHORITY OF MANAGER OR AGENT: When required by the COMMISSIONER, the authority of a manager or agent to act for LESSEE must be filed in the General Land Office.

19. FORFEITURE: If LESSEE shall fail or refuse to make payment of any sum due, or if LESSEE or LESSEE’s agent should refuse the COMMISSIONER or his authorized representative access to the records or other data pertaining to the operations under this lease, or if LESSEE or LESSEE’s agent should knowingly make any false return or false report concerning this lease, or if any of the material terms of this lease should be violated, then this lease and all rights hereunder shall be subject to forfeiture by the COMMISSIONER, and the COMMISSIONER may declare this forfeiture when sufficiently informed of the facts which authorize a forfeiture, and, in such event, the COMMISSIONER shall write on the wrapper containing the papers relating to this lease words declaring the forfeiture and sign it officially; and this lease, and all rights under this lease, together with all payments made under it, shall thereupon be forfeited. Notice of the forfeiture shall be mailed forthwith to the person or persons shown by the records of the General Land Office to be the owner of the forfeited lease at their last known addresses as shown by said records. However, nothing herein shall be construed as waiving the automatic termination of this lease by operation of law or by reason of any term or condition arising hereunder.

20. REINSTATEMENT: A forfeiture may be set aside and all rights under this lease may be reinstated before the rights of another party intervene, upon satisfactory evidence to the COMMISSIONER of future compliance with the provisions of the law, this lease, and any rules adopted applicable to this lease and with any conditions placed upon the reinstatement. LESSEE shall offer the evidence required for reinstatement within 30 days after the date the notice of forfeiture was mailed and after such 30 days, LESSEE shall have no future opportunity for reinstatement.

21. FORCE MAJEURE: When, after effort is made in good faith, LESSEE is prevented from complying with any express or implied covenant of this lease or from producing and mining the named material from the leased premises by reason of storm, flood, or other acts of God, fire, war, rebellion, insurrection, riot, strikes, or as result of any valid order, rule or regulation of any court or governmental authority having jurisdiction, or litigation required to gain access to the lands described in this lease under the power of eminent domain as provided in §11.079, Texas Natural Resources Code, effective September 1, 1987 (for the period beginning with the filing of the action in a court of competent jurisdiction until a final non-appealable order is entered in such action but not including periods of pre-filing discussions or negotiations), then upon written application by LESSEE and upon written approval thereof by the COMMISSIONER, LESSEE’s obligation to comply with such covenant shall be suspended while LESSEE is so prevented; and LESSEE shall not be liable for damages for failure to comply with such covenant while LESSEE is so prevented; and this lease shall be extended while and so long as LESSEE is so prevented from producing and mining the named material from the leased premises. Provided, however, that nothing in this section shall be construed to suspend the condition of paying delay rentals as set out in Section 3 hereof. As dictated by 31 Texas Administrative Code §10.3(d)(1), the term of this lease may not be extended by this Section to exceed twenty (20) years.

22. USE OF WATER: LESSEE shall have the right to use water produced during operations under this lease as is reasonably necessary for operations under this lease except water from wells or tanks of the surface owner or any surface lessee; provided, however, LESSEE shall not use potable water or water suitable for livestock or irrigation purposes for operations without the prior written consent of the COMMISSIONER.

23. DAMAGE PAYMENTS FOR PERSONAL PROPERTY, IMPROVEMENTS, LIVESTOCK AND CROPS: LESSEE shall pay damages caused by its operations to all personal property, improvements, livestock and crops on said land to the owner of said items.

24. SURFACE USE: Subject to the obligation to pay surface damages as set out in Section 33 of this lease, and to any reservation in favor of LESSOR, LESSEE shall have the right to occupy within the limits of this lease so much of the surface as may be reasonably necessary for the development of leased minerals; and shall have the right of ingress and egress over and across the area embraced herein.

25. SURFACE USE LIMITATIONS: LESSEE shall not drill or mine, erect buildings or conduct any mining operations within three hundred (300) feet of improvements without reasonably compensating the owner of said improvements.

26. REMOVAL OF EQUIPMENT AND FIXTURES: LESSEE shall not be permitted to remove any casing or wellhead from any well or bore hole during the life of this lease or after the termination, expiration, or forfeiture of this lease without the written consent of the COMMISSIONER or his authorized representative. LESSEE shall have the right to remove all equipment, machinery, tools, supplies, and installations, excluding the casing and wellhead, placed by LESSEE on the leased premises during the life of this lease and for a period of three hundred sixty-five (365) days after the termination, expiration or forfeiture of this lease, unless an extension in writing of such three hundred sixty-five (365) day period has been obtained from the COMMISSIONER or some other written agreement is reached between all parties to this lease.

27. FILING REQUIREMENTS: LESSEE shall record this executed lease in each county in which the lease premises is located. After such recordation, LESSEE shall obtain a certified copy of the recorded lease from the county clerk. LESSEE shall send such certified copies to the General Land Office within ninety days of the date of recordation.

28. PAYMENTS: NOTICES AND OTHER REQUIRED DOCUMENTS. Unless otherwise expressly provided for herein, all payments provided for in this lease shall be payable to the COMMISSIONER of the General Land Office at Austin, Texas, for the use and benefit of the State of Texas.

All notices, payments and other documents required or due hereunder shall be given to the parties-at their respective addresses as follows and shall be deemed received only upon actual receipt, unless “receipt” is otherwise defined by an applicable Texas Statute or Administrative Rule:

(a) If to LESSOR, COMMISSIONER, General Land Office, State or State of Texas:

General Land Office

1700 North Congress

Austin, Texas 78701

Attn: Minerals Leasing Division

(b) If to LESSEE:	Texas Rare Earth Resources Inc.	Tax Payer ID# _________

304 Inverness Way South, Suite 365

Englewood, Colorado 80112

or addressed to any of the above parties at such other addresses as such party shall hereafter furnish to the other parties in writing. Any notice of change of address shall not be binding on a party until the expiration of 30 days after the receipt of such notification by that party. Such notification must be in writing, delivered or mailed by registered or certified mail.

29. APPLICABLE LAW: The law of the United States and the State of Texas shall apply to and govern this lease in any and all matters whatsoever. For the purposes of this lease, such law shall include, but shall not be limited to, Texas Water Code §61.117 and all current and future General Land Office and/or School Land Board administrative rules governing State minerals other than oil and gas that are not in direct conflict with the provisions contained in this lease. In addition, mining operations in submerged areas are further subject to the applicable laws of the United States regarding mining in such submerged areas.

30. BINDING EFFECT: This lease and the provisions hereof shall be binding upon and inure to the benefit of State and LESSEE and their respective heirs, devisees, legal representatives, successors and assigns.

31. IMPLIED COVENANTS: Neither payment of bonus, rental, royalties nor compliance with any other covenant or condition of this lease shall relieve the LESSEE from any obligation expressed in this lease or implied by law unless this lease expressly so relieves the LESSEE.

32. REMEDIES: The remedies provided for in this lease are not exclusive and in no way shall limit any other lawful claim or remedy available to the State under law.

33. PAYMENT OF DAMAGES FOR USE OF SURFACE: Upon the issuance of this lease, LESSEE shall pay, in the manner prescribed in Section 27 of this lease, surface damages to the LESSOR in the amount of Two Thousand Two Hundred and No/100 Dollars ($2,200.00) for the use of the surface of the leased premises in prospecting for, exploring, developing, or producing the leased minerals during the first year of this lease. On or before one (1) year after the date of this lease, if this lease is still held in effect on that anniversary date, LESSEE shall pay, in a like manner. surface damages to LESSOR in a like amount for like use of the surface of the leased premises during the second year of this lease. On or before two (2) years after the date of this lease (ie. on the 20 13 anniversary date). if this lease is still held in effect on that anniversary date, LESSEE shall pay, in a like manner. surface damages to LESSOR in a like amount for like use of the surface of the leased premises during the third year of this lease. In no event shall any payments for damages for use of the surface be paid to any party other than LESSOR, nor production royalty or any other benefit reserved to LESSOR in this lease.

34. SEVERABILITY: If any section of this lease or its application to any person or circumstance shall be held to be invalid by a court of competent jurisdiction, such invalidity shall not affect any other section of this lease, or any application thereof, that can be given effect without the invalid section or application. To this end, the sections of this lease, or any portion thereof, are declared to be severable.

35. LEASE SECURITY: LESSEE shall take the degree of care and all proper safeguards a reasonably prudent operator would take to protect the leased premises and to prevent theft of all materials and/or minerals produced from the leased premises. This includes. but is not limited to, the installation of all necessary equipment, seals, locks, or other appropriate protective devices on or at all access points at the lease’s production, gathering and storage systems where theft of said materials and/or minerals can occur. LESSEE shall be liable for the loss of any of said materials and/or minerals resulting from theft and shall pay the State royalties thereon as provided in this lease on all leased minerals Jost by reason of theft.

36. ANTIQUITIES CODE: In the event that any foundation, site, item, or the feature of archaeological, scientific, or historic interest is encountered during the activities authorized by this lease, LESSEE will immediately cease such activities and will immediately notify the LESSOR and the Texas Antiquities Committee so that adequate measures may be undertaken to protect or recover such discoveries or findings, as appropriate. In this regard, LESSEE is expressly placed on notice of the National Historical Preservation Act of 1966, (PB-89-66, 80 Statute 915; 16 U.S.C.A. 470) and the Antiquities Code of Texas, Chapter 191, Natural Resources Code.

37. INDEMNIFICATION: Lessee hereby releases and discharges the State of Texas, its officers, employees, partners, agents, contractors, subcontractors, guests, invitees, and their respective successors and assigns, of and from all and any actions and causes of action of every nature, or other harm, including environmental harm, for which recovery of damages is sought, including, but not limited to, all losses and expenses which are caused by the activities of Lessee, its officers, employees, and agents arising out of, incidental to, or resulting from, the operations of or for Lessee on the leased premises hereunder, or that may arise out of or be occasioned by Lessee’s breach of any of the terms or provisions of this Agreement, or by any other negligent or strictly liable act or omission of Lessee. Further, Lessee hereby agrees to be liable for, exonerate, indemnify, defend and hold harmless the State of Texas, its officers, employees and agents, their successors or assigns, against any and all claims, liabilities, losses, damages, actions, personal injury (including death), costs and expenses, or other harm for which recovery of damages is sought, under any theory including tort, contract, or strict liability, including attorneys’ fees and other legal expenses, including those related to environmental hazards, on the leased premises or in any way related to Lessee’s failure to comply with any and all environmental laws; those arising from or in any way related to Lessee’s operations or any other of Lessee’s activities on the leased premises; those arising from Lessee’s use of the surface of the leased premises; and those that may arise out of or be occasioned by Lessee’s breach of any of the terms or provisions of this Agreement or any other act or omission of Lessee, its directors, officers, employees, partners, agents, contractors, subcontractors, guests, invitees, and their respective successors and assigns. Each assignee of this Agreement, or an interest therein, agrees to be liable for, exonerate, indemnify, defend and hold harmless the State of Texas and its officers, employees, and agents in the same manner provided above in connection with the activities of Lessee, its officers, employees, and agents as described above. EXCEPT AS OTHERWISE EXPRESSLY LIMITED HEREIN, ALL OF THE INDEMNITY OBLIGATIONS AND\OR LIABILITIES ASSUMED UNDER THE TERMS OF THIS AGREEMENT SHALL BE WITHOUT LIMITS AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF (EXCLUDING PRE-EXISTING CONDITIONS), STRICT LIABILITY, OR THE NEGLIGENCE OF ANY PARTY OR PARTIES (INCLUDING THE NEGLIGENCE OF THE INDEMNIFIED PARTY), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, CONCURRENT, ACTIVE, OR PASSIVE. NOTWITHSTANDING THE FOREGOING, THE LESSEE SHALL NOT BE LIABLE TO INDEMNIFY WITH REGARD TO ANY CLAIM OR MATTER ARISING THROUGH THE GROSS NEGLIGENCE OF THE LESSOR OR ANY AGENT, REPRESENTATIVE OR SERVANT OF THE LESSOR.

38. EXECUTION: This hard mineral lease must be signed and acknowledged by the LESSEE before it is filed of record in the county records and in the General Land Office of the State of Texas.

/s/ K Mark Levier

LESSEE

BY:	K. Mark Levier
TITLE:	CEO & President, Texas Rare Earth Resources
DATE:

IN TESTIMONY WHEREOF, witness the signature of the Commissioner of the General Land Office under the seal of the General Land Office.

/s/ Jerry E. Patterson

COMMISSIONER OF THE GENERAL LAND OFFICE OF THE STATE OF TEXAS

APPROVED

Minerals ____
Legal ____
Dep. Com. ____
Chief Clerk ____

STATE OF TEXAS	(CORPORATION ACKNOWLEDGEMENT)

COUNTY OF Hudspeth

BEFORE ME, the undersigned authority, on this day personally appeared K. Marc Levier known to me to be the person whose name is subscribed to the foregoing instrument, as Lease and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office this the 6th day of October, 2011.

/s/ Rhonda D Bowen

Notary Public in and for STATE OF TEXAS

COUNTY OF HUDSPETH

COUNTY OF HUDSPETH	MINING LEASE
STATE OF TEXAS) ss	PAGES: 11
I Hereby Certify That This Instrument Was Filed for Record On The 6TH Day Of October, 2011 at 02:44:38 PM And Was Duly Recorded as Instrument # 134836 Of The Records Of Hudspeth

Witness My Hand And Seal Of Office Abigail Ortega Deputy/County Clerk, Hudspeth, TX

AMENDMENT TO MINING LEASE NO. M-113117

STATE OF TEXAS	§
§
COUNTY OF HUDPETH	§

THIS Amendment of Mining Lease No. M-113117 is made and entered into by and between the State of Texas, acting by and through Jerry Patterson, Commissioner of the General Land Office of The State of Texas. LESSOR and, Texas Rare Earth Resources. Inc. hereinafter referred to as “Lessee’’, witnesseth:

WHEREAS, by Mining Lease No. M-113117 (“Lease’’) dated September 2, 2011 recorded under Clerk’s Instrument No. 134836, Official Public Records of Hudspeth County Texas and pursuant to the Texas Natural Resources Code Chapters 53, and

WHEREAS, the Lease did not include certain restrictions on mining operations on the leased premises, as set forth in Section 5.06 of Surface Lease SL-20040002, effective November 24, 2011, between the State of Texas and Southwest Range and Wildlife Foundation as assignee of Sentinel Mountain Associates, L.P.;

NOW THEREFORE, in consideration of the premises and of the mutual agreements contained in said Lease, it is agreed that said Lease be amended by the addition of the following provision:

39.	RESTRICTIONS OF DEVELOPMENT: Lessee agrees that in developing the leased minerals, the following conditions shall apply:

1.	No mining during antelope and mule deer centerfire rifle hunting season·
2.	No mining operations other than between dawn and dusk;
3.	No hunting;
4.	No lights at night other than those reasonably necessary for security and safety.

Nothing contained herein shall be construed as altering, amending or otherwise affecting said Lease as to any of its other terms and conditions except as same is hereby amended as set forth herein. This Amendment of Mining Lease No. M-113117 shall be binding upon the heirs, successors and assigns of the undersigned.

IN TEIMONY WHEREOF, witness the signature of this Amendment of Mining Lease No. M-113117 by the undersigned upon the respective dates indicated below, but effective as of and retroactive to September 2, 2011.

Date Executed: January 26, 2012	STATE OF TEXAS

/s/ Jerry E. Patterson
Jerry Patterson, Commissioner of the General Land Office

Geology
Legal
Deputy
Executive

Texas Rare Earth Resources, Inc.

/s/ Wm Chris Mathers

BY:	Wm Chris Mathers

TITLE:	CFO

DATE:	3/15/2012

STATE OF ____Texas__________ (CORPORATION ACKNOWLEDGMENT)

COUNTY OF __________________

BEFORE ME the undersigned authority, on this day personally appeared ___William C. Mathers____________________known to me to be the person whose name is subscribed to the foregoing instrument, _______Lease___________________ and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office this the __15__ day of _March_________, 2012.

/s/ Dora Estella Garcia
Dora Estella Garcia

Dora Estella Garcia
(Name)

Notary Public in and for Texas

My Commission Expires: 10/16/2012

[seal]

County of Hudspeth			AMENDMENT
)
		ss:	Pages: 2
State of Texas	)

I Hereby Certify that this Instrument was filed for Record on the 15 day of March 2012 at 9:19:30 AM and was duly recorded as instrument 135709 of the record of Hudspeth.

Witness My Hand and Seal of Office
Name: __R. Ramirez_____________________

March 29, 2012

MR K MARC LEVIER

304 INVERNESS WAY SOUTH SUITE 365

ENGLEWOOD CO 80122

Re: Mining Lease M-113117 containing 860 acres in Hudspeth County

Dear Mr. LeVier:

The enclosed Second Amendment to Mining Lease M-113117 has been executed by the Commissioner of the General Land Office.

Please sign and acknowledge the amendment, file the amendment in the records of Hudspeth County and send a certified copy of the filed amendment back to me.

If you have any questions or if we can be of service, please contact me at the number listed below.

Sincerely,

/s/ Bill Far

Bill Farr, Geologist

Minerals Leasing

(512) 475-1502

BF/bf

SECOND AMENDMENT TO MINING LEASE NO. M-113117

STATE OF TEXAS	§
§
COUNTY OF HUDSPETH	§

THIS Second Amendment of Mining Lease No. M-113117 is made and entered into by and between the State of Texas, acting by and through Jerry Patterson, Commissioner of the General Land Office of The State of Texas, LESSOR, and, Texas Rare Earth Resources, Inc. hereinafter referred to as “Lessee”, witnesseth:

WHEREAS, by the Mining Lease No. M-113117 (“Lease”) dated September 2, 2011, recorded under Clerk’s Instrument No. 134836, Official Public Records of Hudspeth County, Texas and pursuant to the Texas Natural Resources Code Chapters 53, and

WHEREAS, by the Amendment to Mining Lease No. M-113117 (“Lease”) executed January 26, 2012, recorded under Clerk’s Instrument No. 135709, Official Public Records of Hudspeth County, Texas and pursuant to the Texas Natural Resources Code Chapters 53, and

WHEREAS, the Amendment inserted certain restrictions on mining operations on the leased premises as set forth in Section 5.06 of Surface Lease SL-20040002, effective November 24, 2003, between the State of Texas and Southwest Range and Wildlife Foundation as assignee of Sentinel Mountain Associates, L.P.;

NOW THEREFORE, in consideration of the premises and of the mutual agreements contained in said Lease, it is agreed that said Lease be amended by deleting Section 39 in its entirety and the following is substituted in its place:

39. RESTRICTIONS ON DEVELOPMENT: Lessee agrees that in developing the leased minerals, the following condition shall apply:

1. No hunting.

Nothing contained herein shall be construed as altering, amending or otherwise affecting said Lease as to any of its other terms and conditions except as same is hereby amended as set forth herein. This Second Amendment of Mining Lease No. M-113117 shall be binding upon the heirs, successors and assigns of the undersigned.

IN TESTIMONY WHEREOF, witness the signature of this Amendment of Mining Lease No. M-113117 by the undersigned upon the respective dates indicated below, but effective as of, and retroactive to September 2, 2011.

Date Executed March 29, 2012	STATE OF TEXAS

	By:	/s/ Jerry E. Patterson
Jerry Patterson, Commissioner of the General Land Office

Geology

Legal

Deputy

Executive

Texas Rare Earth Resources, Inc.

/s/ K. Mark Levier

BY:	K . Mark Levier

TITLE:	CEO and President

DATE:	4/5/12

STATE OF Colorado (CORPORATION ACKNOWLEDGEMENT)

COUNTY OF Apache

BEFORE ME, the undersigned authority, on this day personally appeared K. Mark Levier known to me to be the person whose name is subscribed to the foregoing instrument, as __CEO and President__________________ and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office this the 5th day of April 2012.

/s/ Elizabeth J. Brand

Notary Public in and for	Apache Country

Wells Fargo Bank, N.A.

October 19, 2022

Mr. Bill Farr, Geologist
Mineral Leasing
Texas General Land Office
1700 North Congress Avenue
Austin, Texas 78701-1495

RE: Third Amendment to Mining Lease M-113117

Dear Mr. Farr:

Enclosed please find a certified copy of the fully executed amendment filed at the Hudspeth County courthouse and check number 8628 in the amount of twenty five dollars for the filing fee. Please do not hesitate to contact me at (210) 888-1079 or via email at elda.espinoza@usare.com if you need additional information.

Sincerely,

/s/ Elda Espinoza

Elda M. Espinoza

Environmental Compliance & Land Manager

USA Rare Earth, LLC	1001 Water Street, Suite 600, Tampa, FL 33602-5464	+1 813.867.6155	usare.com

THIRD AMENDMENT TO MINING LEASE NO. M-113117

THIS Third Amendment to Mining Lease No. M-113117 (this “Amendment”) is made by and between the State of Texas, acting by and through the Commissioner of the General Land Office (“Lessor”), and Round Top Mountain Development, LLC, a Delaware limited liability company, successor-in-interest to Texas Mineral Resources Corp., successor by name change to Texas Rare Earth Resources Inc (“Lessee”) (collectively “the Parties”), and is made effective as of September 2, 2011.

WHEREAS, pursuant to Mining Lease No. M-113117, dated September 2, 2011, recorded as Document No. 134836, Official Public Records of Hudspeth County, Texas, as amended by the Amendment to Mining Lease No. M-113117 executed January 26, 2012, and the Second Amendment to Mining Lease No. M-113117 executed March 29, 2012, (collectively the “Lease”) Lessee leased approximately 860 Acres in Hudspeth County, Texas, more particularly described in the Lease (the “Leased Premises”);

WHEREAS, certain portions of the description of the Leased Premises in the Lease contain scrivener’s errors; and

WHEREAS the Parties wish to correct the description of the Leased Premises in the Lease as of the date of the Lease;

NOW, THEREFORE, in consideration of the mutual agreements contained in the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

The description of the Leased Premises in the Lease is hereby deleted in its entirety and replaced with the following:

“SW/4, S/2 of NW/4, SW/4 of NE/4, W/2 of SE/4, SW/4 of NE/4 of SE/4 and W/2 of SE/4 of SE/4 of Section 7, Block 71, T-7, T&P Ry. Co.; NW/4, NW/4 of NE/4, NW/4 of NE/4 of NE/4, N/2 of SW/4 of NE/4, and SW/4 of SW/4 of NE/4 of Section 18, Block 71, T-7, T&P Ry. Co.; and S/2 of NE/4 of NE/4, E/2 of SW/4 of NE/4, SE/4 of NE/4, W/2 of SE/4, NE/4 of SE/4, N/2 of SE/4 of SE/4, and SE/4 of SE/4 of SE/4 of Section 12, Block 72, T-7, T&P Ry. Co.,, containing 860 acres, more or less, in Hudspeth County, Texas, (hereinafter referred to as the “leased premises”)”

The undersigned hereby certify that they are authorized by their respective Party to execute this Amendment.

This Amendment may be executed in multiple counterparts. All of the counterparts so executed shall be deemed to constitute one final agreement as if one document had been executed by all parties hereto; and each such counterpart shall be deemed to be an original, binding the parties subscribed thereto and multiple signature pages affixed to a single copy of this Amendment shall be deemed to be a fully executed original. A photocopy, facsimile or scanned signature on this Amendment shall have the same force and effect as an original signature.

Given under my hand and seal of office.

STATE OF TEXAS

/s/ Mark A. Havens

Mark A. Havens
Chief Clerk and Deputy Land Commissioner
Texas General Land Office

Date of execution: 9/14/22

OGC _________

DIV __________

Exec _________

Round Top Mountain Development, LLC

/s/ Aleisha Knochenhauer

Name: _____ Aleisha Knochenhauer_____________________

Title: _Director of Environmental Services and Sustainability_____________________

Date of execution: 10/3/2022

STATE OF TEXAS

COUNTY OF BEXAR

This instrument was acknowledged before me on 10/3/2022, by _____Aleisha Knockenhauer_______Director of Environmental Services_________ ______________ of Round Top Mountain Development, LLC, a Delaware limited liability company, on behalf of said company.

_______Elda M.
Espinoza_______________________
Notary Public, State of Texas